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                                                                    EXHIBIT 21.1

                                ITEL SCHEDULE 21

                              LIST OF SUBSIDIARIES

                                                                              STATE OR JURISDICTION
                               COMPANY NAME                                     OF INCORPORATION
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
Anixter Inc. ..............................................................   Delaware
  Anixter Canada Inc. .....................................................   Canada
  Wirexpress Ltd. .........................................................   Canada
  Anixter de Mexico, S.A. de C.V. .........................................   Mexico
  Anixter Holdings, Inc. ..................................................   Delaware
  Anixter Venezuela Inc. ..................................................   Delaware
  Anixter Financial Inc. ..................................................   Delaware
     Anixter Europe Holdings B.V. .........................................   Netherlands
     Anixter Netzwerke GmbH................................................   Austria
     Anixter Belgium N.V. .................................................   Belgium
     Anixter Deutschland GmbH..............................................   Germany
     Anixter Espana S.A. ..................................................   Spain
     Anixter France S.A. ..................................................   France
     Anixter Greece Network Systems L.L.C. ................................   Greece
     Anixter International N.V./S.A. ......................................   Belgium
     Anixter Italia S.r.l. ................................................   Italy
     Anixter International, Ltd. ..........................................   England
       Anixter U.K. Ltd. ..................................................   England
     Anixter Nederland B.V. ...............................................   Netherlands
     Anixter Norge A.S.....................................................   Norway
     Anixter Poland Sp.2.0.0. .............................................   Poland
     Anixter Portugal S.A. ................................................   Portugal
     Anixter Switzerland S.A./A.G. ........................................   Switzerland
     Anixter Sverige AB....................................................   Sweden
     Anixter Australia Pty. Ltd. ..........................................   Australia
     Anixter Singapore Pte. Ltd. ..........................................   Singapore
     Anixter Hong Kong Limited.............................................   Hong Kong
     Anixter Argentina S.A. ...............................................   Argentina
     Anixter Thailand Inc. ................................................   Delaware
  Anixter Puerto Rico, Inc. ...............................................   Delaware
  Anixter Columbia S.A. ...................................................   Columbia
  Anixter de Brasil Ltda. .................................................   Brazil
  Anixter Philippines Inc. ................................................   Delaware
  Wirexpress, Inc. ........................................................   Illinois
  Anixter Real Estate, Inc. ...............................................   Illinois
  Anixter -- Rotelcom......................................................   New York
  Anixter -- Lincoln.......................................................   Nebraska
B.E.L. Corporation.........................................................   Delaware
Foreign Investments, Inc. .................................................   Delaware
GL Holding of Delaware, Inc. ..............................................   Delaware
     Itel Containers International Corporation.............................   California
       Itel Containers Corporation International...........................   California
Itel Container Ventures, Inc. .............................................   Delaware
  ICV GP Inc. .............................................................   Delaware
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
                                                                              STATE OR JURISDICTION
                               COMPANY NAME                                     OF INCORPORATION
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
  ICV LP Inc. .............................................................   Delaware
     Americontainer Limited Partnership
       Container Concepts, Inc. ...........................................   Delaware
Itel Distribution Systems, Inc. ...........................................   Delaware
Itel Rail Holdings Corporation.............................................   Delaware
  ITL Funding, Inc. .......................................................   Br. Virgin Isl.
  Itel Quadrum, Inc. ......................................................   Delaware
  Fox River Valley Railroad Corporation....................................   Wisconsin
  Green Bay and Western Railroad Company...................................   Wisconsin
  Michigan & Western Railroad Company......................................   Michigan
  Hartford and Slocomb Railroad Company....................................   Wisconsin
  McCloud River Railroad Company...........................................   California
  Rex Leasing, Inc. .......................................................   New Jersey
  Rex Railways, Inc. ......................................................   New Jersey
  Signal Capital Corporation...............................................   Delaware
     SC Arizona, Inc. .....................................................   Delaware
     SC Florida, Inc. .....................................................   Delaware
     SC Connecticut, Inc. .................................................   Delaware
       Richdale, Ltd. .....................................................   Delaware
     Signal Capital Projects, Inc. ........................................   Delaware
       Signal Capital Norwalk, Inc. .......................................   Delaware
     Sirena, Inc. .........................................................   Delaware
Seacoast Capital Corp. ....................................................   Delaware
Seacoast Capital Corp. II..................................................   Delaware
Seacoast Capital Partners L.P. ............................................   Delaware
Plainsboro Holding Corporation.............................................   Delaware
Railcar Services Corporation...............................................   Delaware
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